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                                    EX-10
                 Exhibit 10.24.2 Real Prop Lease Agmt Optn to Purch

                               EXHIBIT 10.24.2

            REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

      THIS LEASE  AGREEMENT  is entered  into by and between  ELOY C.  RENFROW
(hereinafter   referred  to  as  "Lessor")   and  LITHIA  REAL  ESTATE,   INC.
(hereinafter referred to as "Lessee").

                                  RECITALS:

      Lessor is the owner of parcels of real property of located at 3101 and 3201 Cattle Drive and 2800 and 2808 Pacheco Road in Bakersfield, California (the "Leased Property"), which is being leased to and used by Nissan - BMW of Bakersfield, Inc. in connection with the business of selling and servicing new and used motor vehicles and selling parts and accessories for new and used motor vehicles. By separate agreement, Lithia Motors, Inc. (or its nominee) is agreeing to purchase all of the business assets owned and used by Nissan - BMW of Bakersfield, Inc. As a condition concurrent to that sale of assets, the Lessor is agreeing to lease the Leased Property to Lessee.

      NOW, THEREFORE, IN CONSIDERATION OF the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, Lessor and Lessee agree as follows:

      1. Definitions. As used in this Agreement, the following words or phrases shall have the indicated meanings:

            (a) "Leased Property" shall refer both to the following parcels of real property located in Bakersfield, California, which properties are more fully described on Exhibit "A" attached hereto, together with all buildings, improvements and fixtures constructed and existing on those properties and all easements, rights, privileges and appurtenances attaching to those properties: a parcel of approximately 4.02 acres which is commonly identified as 3101 Cattle Drive, a parcel of approximately 1.50 acres which is commonly identified as 3201 Cattle Drive; a parcel of approximately 1.26 acres which is commonly identified as 2800 Pacheco Road and a parcel of approximately 1.04 acres which is commonly identified as 2808 Pacheco Road.

            (b) "Lease Term" shall refer to the entire term of the lease, including any extension elected by Lessee pursuant to Paragraph 3. "Lease Month" shall refer to each of the successive one month periods during the Lease Term which begin on the 1st day of a calendar month and end on the last day of that month. "Initial Lease Date" shall refer to the first day of the Lease Term, and shall be that certain date upon which Lessee closes the purchase of all business assets of Nissan - BMW of Bakersfield, Inc. in accordance with the terms of the Agreement for Purchase and Sale of Business Assets which is attached hereto as Exhibit "B".

            (c) "Base Rental Amount" shall have the meaning set forth in Paragraph 4.

            (d)    "Index"  shall refer to the  following  index  published by the Bureau of Labor Statistics of the United States Department of Labor, Consumer Price Index, All Urban Consumers (CPI-U), Los Angeles/Anaheim/Riverside Area, CPI-All Items ("standard reference base period" (1982-84 = 100). "Base CPI Index Figure" shall refer to the index number indicated for the month in which occurs the Initial Lease Date, and the "CPI Index Figure" for any other month shall refer to the Index number for that month. If the "Index" is no longer being published as of any date in the future, then the "CPI Index Figure" for that date shall be the figure reported in the U.S. Department of Labor's most recent comprehensive official index then in use and most nearly answering the description of the Index (or, if the U.S. Department of Labor is not then publishing any such similar index, shall be determined under another comparable, authoritative, generally recognized index to be selected by Lessor). If the index is calculated from a base different from the base 1982-84 - 100, then the figures to be used in calculating any adjustment mandated under this Agreement first shall be converted (if possible, under a formula supplied by the Bureau of Labor Statistics of the U.S. Department of Labor) to account for that difference.

            (e) "Hazardous Materials" shall refer to and include: (i) any and all substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Section 9601, et. seq.), the Hazardous Materials Transportation Act (49 USC Section 1801, et. Seq.), and the Resource Conservation and Recovery Act (42 USC Section 6901, et. Seq.); and (ii) any and all substances which now or in the future are deemed to be pollutants, toxic materials or hazardous materials under any other California or federal law.



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            (f)    "Date of this  Agreement"  shall  mean the date  when  this
Agreement has been executed by both of the parties.

      2. Lease. Lessor hereby leases the Leased Property to Lessee, and Lessee leases the Leased Property from Lessor, subject to all of the terms and conditions contained in this Agreement.

      3. Term of Lease. The initial term of the lease (approximately fifteen years) shall commence on the Initial Lease Date and shall terminate on December 31, 2012, unless sooner terminated as provided in this Agreement.

            (a) At any time during the 180 day period immediately preceding December 31, 2012, Lessee shall have the right, if the lease has not theretofore been terminated and if Lessee is not then in default with respect to any material obligation under this Agreement, to notify Lessor in writing that the term of the lease shall be extended for an additional five
(5) years, until December 31, 2017, in which case the term of the lease shall be so extended.

            (b) At any time during the 180 day period immediately preceding December 31, 2017, Lessee shall have the right, if the lease has not theretofore been terminated and if Lessee is not then in default with respect to any material obligation under this Agreement, to notify Lessor in writing that the term of the lease shall be extended for an additional five
(5) years, until December 31, 2022, in which case the term of the lease shall be so extended.

            (c) At any time during the 180 day period immediately preceding December 31, 2022, Lessee shall have the right, if the lease has not theretofore been terminated and if Lessee is not then in default with respect to any material obligation under this Agreement, to notify Lessor in writing that the term of the lease shall be extended for an additional five
(5) years, until December 31, 2027, in which case the term of the lease shall be so extended.

            (d) At any time during the 180 day period immediately preceding December 31, 2027, Lessee shall have the right, if the lease has not theretofore been terminated and if Lessee is not then in default with respect to any material obligation under this Agreement, to notify Lessor in writing that the term of the lease shall be extended for an additional five
(5) years, until December 31, 2032, in which case the term of the lease shall be so.

            (e) At any time during the 180 day period immediately preceding December 31, 2032, Lessee shall have the right, if the lease has not theretofore been terminated and if Lessee is not then in default with respect to any material obligation under this Agreement, to notify Lessor in writing that the term of the lease shall be extended for an additional five
(5) years, until December 31, 2037, in which case the term of the lease shall be so extended.

      4.     Rental Payments Required.

            (a) With respect to each Lease Month during the period beginning with the Initial Lease Date and ending on December 31, 2002, Lessee shall pay to Lessor a rental amount of Thirty-Six Thousand Five Hundred and 00/100 ($36,500.00) per month (hereinafter the "Base Rental Amount").

            (b) With respect to each Lease Month during the period beginning on January 1, 2003 and ending December 31, 2007, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the Base Rental Amount, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2002, or
(B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2002 by a fraction, the denominator of which is the Base CPI Index Figure, and the numerator of which is the CPI Index Figure for the month of December, 2002.

            (c) With respect to each Lease Month during the period beginning on January 1, 2008 and ending December 31, 2012, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2007, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2007, or(B) the amount determined by multiplying the monthly rental amount in effect for the month of December,


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2007 by a fraction,  the  denominator of which is the CPI Index Figure for the month of December, 2002, and the numerator of which is the CPI Index Figure for the month of December, 2007.

            (d) With respect to each Lease Month during the period beginning on January 1, 2013 and ending December 31, 2017, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2012, or (ii) the lesser of: (A) one hundred ten percent (110%) of the monthly rental amount in effect for the month of December, 2012, or (B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2007, and the numerator of which is the CPI Index Figure for the month of December, 2012.

            (e) With respect to each Lease Month during the period beginning on January 1, 2018 and ending December 31, 2022, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2017, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2017; or (B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2017 by a fraction, the denominator of which is the CPI Index Figure for the month of December, 2012, and the numerator of which is the CPI Index Figure for the month of December, 2017.

            (f) With respect to each Lease Month during the period beginning on January 1, 2023 and ending December 31, 2027, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2022, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2022, or (B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2022 by a fraction, the denominator of which is the CPI Index Figure for the month of December, 2017, and the numerator of which is the CPI Index Figure for the month of December, 2022.

            (g) With respect to each Lease Month during the period beginning on January 1, 2028 and ending December 31, 2032, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2027, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2027, or (B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2027 by a fraction, the denominator of which is the CPI Index Figure for the month of December, 2022, and the numerator of which is the CPI Index Figure for the month of December, 2027.

            (h) With respect to each Lease Month during the period beginning on January 1, 2033 and ending December 31, 2037, Lessee shall pay to Lessor a monthly rental amount equal to the greater of: (i) the monthly rental amount in effect for the month of December, 2032, or (ii) the lesser of: (A) one hundred and ten percent (110%) of the monthly rental amount in effect for the month of December, 2032, or (B) the amount determined by multiplying the monthly rental amount in effect for the month of December, 2032 by a fraction, the denominator of which is the CPI Index Figure for the month of December, 2027, and the numerator of which is the CPI Index Figure for the month of December, 2032.

            (i) If the CPI Index Figure for the month of December in any year identified in subparagraphs (b) through (h) is not available in time to make the adjustment required under those subparagraphs, then Lessee agrees that any deficiencies in rent resulting from the failure to make the adjustment on a timely basis shall be paid by Lessor as soon as the applicable CPI Index Figure is available to the parties.

            (j) All amounts of monthly rent payable under this Agreement shall be payable in advance on the first day of each calendar month, in lawful money of the United States, and without notice, demand, offset or deduction, at whatever address Lessor may specify in writing from time to time.

            (k) Lessee agrees that all amounts which Lessee is required to pay under this Agreement (including but not limited to taxes, utility costs, insurance premiums and maintenance expenses) shall be payable as additional rent, and shall be paid promptly when due. This Lease is intended to be a "triple net lease", and the rent received by lessor shall be net of all other costs or expenses relating to ownership or operation of the Leased Property.



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            (l)    If Lessee fails to pay any  installment of rent  (including but not limited to taxes, utility costs, insurance premiums and maintenance expenses) within ten (10) days after the date when due, Lessee shall pay to Lessor a late fee equal to five percent (5%) of the past-due amount. The amount payable by Lessee to Lessor under the preceding sentence shall be treated for all purposes under this Lease as additional rent. The provisions of this subparagraph shall not limit Lessor's right to treat any late payment as an event of default as provided in Paragraph 21.

      5. Utilities. Lessee shall be responsible for and shall pay the cost of all water, electricity, natural gas, heating oil, telephone service, refuse collection, sewage and other utilities and services provided to the Leased Property, or used on or in connection with the Leased Property, during the Lease Term. Lessor shall not be liable to Lessee in the event of any interruption in the supply of any utility or service to the Leased Property (other than an interruption caused by the Lessor). In the event of any interruption in the supply of any utility or service to the Leased Property (other than an interruption caused by the Lessor), Lessee shall not be entitled to an abatement of rent, and Lessee shall not be entitled to claim constructive eviction or otherwise terminate the Lease. Lessee agrees that it shall not install any equipment which will exceed or overload the capacity of the existing utility facilities supplying the Leased Property. If any equipment installed by Lessee shall require additional utility facilities, those additional facilities shall be installed at Lessee's expense in accordance with plans and specifications approved in advance and in writing by Lessor (with lessor having the right to refuse to consent to any installation which Lessor reasonably believes might adversely effect the value of the Leased Property).

      6. Taxes on Real and Personal Property. Lessee shall pay all real property taxes, general and special assessments, supplemental taxes assessed by reason of any change in ownership of the Leased Property, and other taxes and charges which are levied on or assessed during the Lease Term against the Leased Property or improvements located on the Leased Property (all of which taxes, assessments and charges shall hereinafter be referred to as the "Real Estate Taxes") as those taxes become due an payable, and before delinquency. Lessee also shall pay all personal property taxes and other taxes and charges which are levied on or assessed against leasehold improvements, fixtures, equipment, furniture, inventories, merchandise and any other personal property installed or located on the Leased Property during the Lease Term (all of which taxes, assessments and charges shall hereinafter be referred to as the "Personal Property Taxes"), as those taxes become due and payable, and before delinquency, and regardless of whether the property has been installed by Lessee or Lessor. Lessee shall make all personal property tax payments directly to the taxing authorities. If any Real Estate Tax or Personal Property Tax is permitted by a taxing authority to be paid in installments, Lessee may elect to do so as long as each installment (together with any interest charged) is paid before it becomes delinquent, and provided that Lessee only shall be obligated to pay those installments due and payable during the Lease Term. Lessee may contest in good faith the validity or amount of any Real Estate Tax or Personal Property Tax in accordance with the procedures established by applicable statute or administrative rule, as long as the Leased Property is not subjected to any lien as a result of the contest. Lessee shall furnish to Lessor receipts or other proof of payment of all Real Estate Taxes or Personal Property Taxes payable by Lessee hereunder, within ten (10) days after Lessor's written request for such proof. If Lessee shall fail to pay any such Taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment, together with interest at the maximum legal rate and any penalties against Lessor as a result of the delinquent payment.

      7. Use Of Leased Property. During the initial 15 year term of the Lease, Lessee must operate a Nissan and BMW franchise, or one or more other new car franchises, from the Leased Property. Throughout the entire Lease Term, Lessee shall have the right to use the Leased Property for the purpose of operating a facility for the sale and servicing of new and used motor vehicles and motor vehicle parts. Lessee shall have the right to use the Leased Property for any other reasonable purpose, without any requirement of consent from Lessor.

            (a) Lessee shall not use, or permit any other person or entity to use, the Leased Property in any manner which would create or tend to create waste or a nuisance or would be unreasonably offensive to owners or users of neighboring premises. Lessee shall refrain from any activity which would make it impossible for Lessee to insure against loss or damage to the Leased Property or against personal injury or property damage. Lessee shall not overload the floors of the improvements located upon the Leased Property so as to cause any undue or serious stress or strain upon the improvements located upon the Leased Property. Lessee shall not conduct any fire sale,


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bankruptcy sale or  going-out-of-business  sale on the Leased Property without the prior consent of Lessor, which consent shall not be withheld unreasonably.

            (b)    Lessee  shall  promptly  comply with all statutes and laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, licenses, directives and requirements of all federal, state, county, municipal and other governments, commissions, boards, courts, authorities, officials and companies or associations insuring the premises, which now or at any time hereafter may be applicable to the Leased Property or any part thereof, or to any use of or condition of the Leased Property or any part thereof. Lessee shall remedy at Lessee's expense any failure of compliance created through Lessee's fault or by reason of Lessee's use. Notwithstanding the two preceding sentences, Lessee shall have no obligation to take any action to bring the Leased Property into compliance with the Americans with Disabilities Act of 1990 unless specifically directed to do so by the administrative agency having responsibility for enforcement of that Act.

            (c) Lessee shall be permitted to display on or about the Leased Property, or affix to any improvement located on the Leased Property, any signs or advertisements or notices relating to any business interests of Lithia Motors, Inc. or its affiliates. Any such signs, advertisements or notices shall comply with all applicable governmental rules and regulations relating thereto. Upon expiration or sooner termination of the Lease. Lessee shall be obligated to remove all signs from the Leased Property and repair any damage to the Leased Property resulting from the installation or removal of those signs.

      8. Repairs And Maintenance. Lessee shall be responsible for maintaining the roof, foundation and bearing walls of the Leased Property. Lessee shall maintain in safe, workable and neat condition (free and clear of foreign objects, papers, debris, obstructions, standing water, snow and ice), all other elements and aspects of the Leased Property, including but not limited to the lights, windows, plate glass, plumbing fixtures, electrical fixtures, heating and air conditioning systems, doors, door frames, door closures, floor coverings, showcases and fixtures, walls, floors, landscaping and parking surfaces. Lessor shall have no responsibility to perform any repairs or maintenance with respect to the Leased Property or any structures or improvements located thereon. Lessor and its authorized agents shall have the right to inspect the Leased Property during regular working hours upon reasonable written notice to Lessee to determine whether Lessee is complying with its obligations under this Agreement. If Lessor determines that Lessee is failing to make any repairs which are necessary to protect the Leased Property from waste or damage, then Lessor shall be authorized to cause those repairs to be made and to charge the cost of those repairs to Lessee as additional rent. Lessee waives the provisions of California Civil Code Sections 1941 and 1942.

      9.     Lessor's  Responsibility  For Prior  Contamination  By Hazardous
Substances

            (a) Except as otherwise expressly disclosed in Exhibit "D" or in the Phase One Environmental Report on the Leased Property being provided to Lessee by Nissan - BMW of Bakersfield, Inc. (the "Phase One Report"), Lessor represents and warrants to Lessee that: (i) no business activities of Nissan - BMW of Bakersfield, Inc. prior to the Initial Lease Date shall have produced any Hazardous Materials, the presence or use of which upon the Leased Property would violate any federal, state, local or other governmental law, regulation or order or would require reporting to any governmental authority, and (ii) there are no in-ground hoists, underground gas tanks, underground fuel tanks, or underground waste oil tanks located on the Leased Property, and (iii) the Leased Property is otherwise free and clear of any Hazardous Materials.

            (b) Lessor agrees to indemnify, defend, protect and hold harmless Lessee and each of Lessee's members, partners, stockholders (if any), employees, agents, successors and assigns (collectively referred to for the remainder of this Paragraph 9 as "Lessee"), from and against any and all criminal and civil claims and causes of action (including but not limited to claims resulting from, or causes of action incurred in connection with, the death of or injury to any person, or damage to any property), liabilities (including but not limited to liabilities arising by reason of actions taken by any governmental agency), penalties, forfeitures, prosecutions, losses and expenses (including reasonable attorney fees) which directly or indirectly arise from or are caused by either: (i) the presence, prior to the Initial Lease Date, in, on, under or about the Leased Property or any improvements located thereon, of any Hazardous Materials, or (ii) any breach of the warranties made by Lessor in subparagraph 9(a). Lessor's obligations under this subparagraph 9(b) shall include, but not be limited to, the obligation to bear the expense of any and all costs, whether foreseeable or unforeseeable, of any necessary (as required by the Laws) repair, cleanup, detoxification or decontamination of all or any portion of the Leased


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Property  (or any  improvements  located  thereon),  and the  preparation  and implementation of any closure, remedial action or other required plan or plans in connection therewith. Notwithstanding the preceding provisions of this subparagraph 9(b), Lessor shall have no obligation to indemnify, defend, protect and/or hold harmless Lessee with respect to any release, spill, leak or discharge of Hazardous Materials on the Leased Property which occurs solely after the Initial Lease Date.

            (c) Notwithstanding any other provision of this Agreement or any contrary provision of law, the obligations of Lessor pursuant to this Paragraph 9 shall remain in full force and effect after any closing of the purchase of the Leased Property by Lessee and until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought, and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Lessor is liable hereunder shall have been accomplished.

            (d) For purposes of this Paragraph 9, any act or omission, prior to the Initial Lease Date, of or by any one or more employees, agents, assignees, sublessees, franchisees, licensees, permitees, customers, vendees, contractors, successors-in-interest or other persons permitted by Lessor or any of Lessor's predecessors in title to have access to the Leased Property or acting for or on behalf of Lessor or any of Lessor's predecessors in title (whether or not the actions of such persons are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessor.

            (e) If any claim, demand, action or proceeding is brought against Lessee which is or may be subject to Lessor's obligation to indemnify Lessee as set forth under this Paragraph 9, Lessee shall provide to Lessor immediate notice of that claim, demand, action or proceeding, and Lessor thereafter shall defend Lessee at Lessor's expense using attorneys and other counsel selected by Lessor and reasonably acceptable to Lessee.

      10. Limited Warranties By Lessor. Except as provided in this Paragraph 10 and in Paragraphs 9, 18 and 26, Lessor makes no warranty, either express or implied, as to the condition, merchantability or fitness of the Leased Property, or the suitability of the Leased Property for Lessee's purposes or needs. Lessee agrees that neither Lessor nor any agent of Lessor has made any representations or warranties as to any of the following: (i) the suitability of the Leased Property for the conduct of Lessee's business, or (ii) the expenses of operation of the Leased Property or any improvements located thereon.

          (a) Within thirty (30) days after executing this Agreement, Lessor shall provide to Lessee a Disclosure Statement, in the form of Exhibit "E" attached hereto, disclosing any and all defects with respect to the Leased
Property which are known to Lessor. Except as provided in the preceding sentence, Lessee is entering into this Agreement in reliance upon Lessee's own business judgment, after a full opportunity to inspect the Leased Property, and after careful consultation with Lessee's own advisors, accountants and attorneys, and not in reliance upon any statements, representations or warranties made to Lessor other than as set forth in this Agreement. Prior to the Initial Lease Date, Lessee shall inspect the Leased Property and become thoroughly acquainted with the condition of the Leased Property. Lessee shall have the right, at any time within 30 days after completing its inspection of the Leased Property (but in no event later than the Initial Lease Date) to notify Lessor in writing that Lessee is reasonably dissatisfied with the results of its inspection and to terminate all further obligations of Lessee under this Agreement. If Lessee does not so notify Lessor as provided in the preceding sentence, then Lessee agrees to take and accept the Leased Property "AS IS". The taking of possession of the Leased Property by Lessee shall be a conclusive acknowledgment by Lessee that the Leased Property is in good and satisfactory condition as of the date when possession is taken. Lessor shall not be required to make any alterations or improvements of any kind to the Leased Property.

          (b) Lessor warrants to Lessee that all mechanical equipment affixed to the Leased Property shall be in good working condition on the Initial Lease Date, and that the Leased Property will be in the same condition on the Initial Lease Date as on the Date of this Agreement (ordinary wear and tear excepted).

      11. No Liens. Lessee shall not allow the Leased Property to be subjected to any mortgage or other lien as security for a loan or other obligation of Lessee, without first obtaining the express written consent of Lessor. Lessee shall keep the Leased Property free and clear of all personal property tax liens and encumbrances. Lessee shall pay as due all claims for labor or work done on, and for services rendered or material furnished to, the Leased Property, and Lessee shall keep the Leased Property free from any mechanic's, workman's or materials lien of any kind. If Lessee receives notice of the filing of any claim or lien against the Leased Property or the commencement of any action which might affect the title to the Leased Property, Lessee shall give prompt written notice thereof to Lessor.

      12.    Insurance.

          (a) Lessee shall maintain and shall pay all premiums with respect to insurance protecting Lessor and Lessee as the named insureds against loss or liabilities arising from personal injury or death or damage to property caused by any accident or occurrence in connection with the use, operation or condition of the Leased Property, with limits of not less than $1,000,000 per accident or occurrence on account of personal injury or death, and $1,000,000 per accident or occurrence on account of damage to property, together with a blanket excess liability policy in an amount of not less than $5,000,000. Such insurance also shall include contractual liability coverage in a form satisfactory to Lessor. In addition to the foregoing, Lessee shall obtain and maintain during the Lease Term workers' compensation insurance as required by the laws of the State of California. Any proceeds of the insurance referred to in this subparagraph shall be applied towards extinguishment or satisfaction of the liabilities with respect to which those insurance proceeds are paid.

          (b) Lessee shall maintain and pay for all premiums for insurance against loss or damage to the improvements located on the Leased Property by fire, lightning, vandalism, malicious mischief, sprinkler leakage, breakage of plate glass, or other perils or casualties, with an all risk endorsement. Such insurance shall be in an amount not less than the full replacement cost of the improvements. All such insurance shall be for the benefit of Lessee and Lessor, and any proceeds shall be equitably apportioned between them in accordance with their respective interests in the Leased Property.

          (c) Lessee hereby releases Lessor and Lessor's agents and employees from responsibility and liability for loss or damage occurring to, or in connection with the use of, the Leased Property, if and to the extent that said loss or damage is covered under any insurance policy maintained by Lessee with respect to the Leased Property, and Lessee waives all right of recovery against Lessor and Lessor's agents and employees for such loss or damage. Lessee agrees to: (i) notify Lessee's insurance carrier(s) of the release and waiver set forth in the preceding sentence, and (ii) obtain from Lessee's insurance carrier(s), at Lessee's sole cost, a written waiver of all subrogation rights against Lessor and Lessor's agents and employees.

          (d) Lessor hereby releases Lessee and Lessee's agents and employees from responsibility and liability for loss or damage occurring to, or in connection with the use of, the Leased Property, if and to the extent that said loss or damage is covered under any insurance policy maintained by Lessor with respect to the Leased Property, and Lessor waives all right of recovery against Lessee and Lessee's agents and employees for such loss or damage. Lessor agrees to: (i) notify Lessor's insurance carrier(s), at Lessor's sole cost, a written waiver of all subrogation rights against Lessee and Lessee's agents and employees.

          (e) All insurance required to be carried by Lessee under subparagraph 12(a) shall be issued by responsible insurance companies, qualified to do business in the state of California. Each insurance policy shall name Lessor and his lienholder as an additional insured. No insurance policy shall be subject to cancellation or modification except after ten (10) days prior written notice to Lessor. At least ten (10) days prior to the expiration of any insurance policy, Lessee shall obtain renewals or binders for the issuance of one or more replacement insurance policies.

          (f) Nothing in this Paragraph 12 shall limit in any way Lessee's liability under this Lease or affect Lessee's indemnification obligations to Lessor as set forth in Paragraph 16.

      13. Destruction Of Improvements. Except as specifically provided in this Paragraph 13, Lessee shall not be entitled to any abatement of rent on account of any damage to or destruction of improvements on the Leased Property, and no other obligations of Lessee shall be altered or terminated as a result of such damage or destruction.

          (a) In the event of any damage or destruction to the improvements located on the Leased Property which causes the fair market value of the improvements located on the Leased Property to be reduced by twenty-five percent (25%) or more, Lessee shall have the right to elect whether to terminate the Lease or to cause Lessor to repair the damage.

               (1) If Lessee elects to terminate this lease, Lessee shall so notify Lessor by written notice delivered to Lessor within forty-five (45) days after the date of the damage or destruction. If Lessee does not elect to terminate this Lease as provided in the preceding sentence, then Lessor shall have the option at any time within (sixty) 60 days after the date of the damage or destruction to elect to terminate the Lease. If either Lessee or Lessor terminates the Lease as provided in the two preceding sentences, then the termination shall be effective as of the date of damage or destruction. In the event of any termination of the Lease under this subparagraph, Lessee's right of possession and obligation to pay rent in connection with the tenancy created hereunder shall cease as of the date of termination, and Lessee shall be entitled to reimbursement of any prepaid rent, security deposits or other amounts paid by Lessee and attributable to the portion of the anticipated Lease Term which is subsequent to the termination date.

               (2) If neither Lessee nor Lessor elects to terminate this Lease as provided in subparagraph 13(a)(1), then Lessor shall proceed to restore the improvements located on the Leased Property to substantially the same form and condition as prior to the damage or destruction, so as to provide Lessee with usable space equivalent in quantity and in character to the space available prior to the damage or destruction. Repairs shall be accomplished with all reasonable dispatch, subject to interruptions and delays from labor disputes and matters beyond the control of lessor. Lessee's obligation to pay rent shall be abated during any period of time when the Leased Property is so damaged as to not be usable by Lessee for Lessee's normal business purposes.

          (b) In the event of any  damage  or  destruction  to the  improvements located on the Leased Property which causes the fair market value of the improvements located on the Leased Property to be reduced by less than twenty-five percent (25%), Lessor shall be obligated to restore the damaged improvements to substantially the same form and condition as prior to the damage or destruction, so as to provide Lessee with usable space equivalent in quantity and in character to the space available prior to the damage or destruction. Repairs shall be accomplished with all reasonable dispatch, subject to interruptions and delays from labor disputes and matters beyond the control of Lessor.

          (c) Lessee waives the provisions of California Civil Code Sections 1932(2) and 1933(4).

      14. Eminent Domain. If, during the Lease Term, there shall be a total taking of the Leased Property by any public authority under the power of eminent domain, then the leasehold estate of Lessee in and to the Leased Property shall cease and terminate as of the date when the condemning authority takes possession of or title to (which ever occurs first) all or any portion of the Leased Property. If, during the Lease Term, there shall be a partial taking of the Leased Property by any public authority under the power of eminent domain, then the leasehold estate of Lessee in and to the portion of the Leased Property so taken shall terminate on the date when the condemning authority takes possession of or title to (whichever occurs first) that portion, but Lessee's leasehold estate shall continue in full force and effect as to the reaminder of the Leased Property; in such event, the monthly rent payable by Lessee for the balance of the Lease Term shall be equitably abated by Lessor (based on the ratio between the value of the portion taken and the value of the Leased Property prior to the taking), and Lessor shall be responsible for applying all condemnation proceeds received by Lessor to make all necessary repairs or alterations to the improvements located on the Leased Property in order to continue using the Leased Property for the purposes permitted to Lessee. Notwithstanding the preceding sentence, if there is a partial taking of the Leased Property, and if the total cost of making all necessary repairs or alterations to the Leased Property would exceed the condemnation proceeds received by Lessor, then Lessor shall have the right to terminate the Lease (effective as of the date of the partial taking) unless Lessee agrees to bear the full amount of those excess costs for repairing or altering the Leased Property. For purposes of the preceding sentences of this Paragraph 14, the term "total taking" shall mean the taking of such much of the Leased Property that the remainder of the Leased Property is not suitable to conduct the business which Lessee intends to conduct on the Leased Property, and the term "partial taking" shall mean the taking of a portion of the Leased Property which does not constitute a total taking, and the Lessee shall be responsible for making a reasonable determination as to whether a taking is "total" or "partial". All compensation and damages awarded for the taking of all or any portion of the Leased Property shall be apportioned between Lessor and Lessee on the following basis: (i) Lessee shall be entitled to receive a sum equal to the excess (if any) of the market value of the Leased Property for the remainder of the Lease Term over the present value (as of the date of taking) of the rent which is then payable for the remainder of the Lease Term, plus compensation for the loss of Lessee's trade fixtures, removable personal property, loss of business and good will, and relocation expenses, and (ii) Lessor shall be entitled to the balance of the award.

            (a) Sale of all or part of the Leased Property to a purchaser with power of eminent domain, in the face of the threat or probability of the exercise of the power of eminent domain, shall be treated for purposes of this Agreement as a taking by condemnation.

            (b) Lessee shall have the right, at its sole cost and expense, to assert a separate claim in any condemnation proceedings for the value of Lessee's leasehold interest. Whenever notice of a taking of all or any portion of the Leased Property is received by either party, that party shall notify the other party thereof, and Lessor and Lessee thereafter shall jointly negotiate with the taking authority as to the value of their respective interests in the Leased Property or the improvements located thereon to the end of being fairly compensated therefor.

      15. Alterations. Lessee shall not have the right to make alterations, improvements, changes, modifications, utility installations and other alterations (hereinafter referred to in the aggregate as "Alterations") in, on or to all or any portion of the Leased Property without the written consent of Lessor (which approval may not be withheld unreasonably). If Lessee notifies Lessor in writing of Lessee's intention to make particular Alterations to the Leased Property, and if Lessor does not, within ten days after delivery of that notice from Lessee, notify Lessee in writing of Lessor's reasonable objections to all or any portion of those Alterations, then Lessor shall for all purposes be conclusively deemed to have consented to all of those Alterations to which lessor has not so objected. No Alterations shall be made to the Leased Property unless and until all required permits have been obtained, and all Alterations shall comply with all applicable governmental regulations. Any Alterations (excluding Lessee's trade fixtures, furniture and equipment and any signs placed by Lessee on the Leased Property) shall remain on and be surrendered with the leased Property upon the expiration or earlier termination of the Lease Term, except that Lessor can elect, within 30 days before expiration of the Lease Term (or within five days after any earlier termination of the Lease Term) to require Lessee to remove any Alterations which Lessee has made to the Leased
Property. Lessee shall be obligated to repair any damage to the Leased Property caused by Lessee's removal of its trade fixtures, furniture, equipment and signs.

     16. Indemnification Against Damage Or Injury. Lessee hereby releases Lessor from, agrees that Lessor shall not be liable for, and agrees to defend, indemnify and hold Lessor harmless from and against, any and all losses, claims, causes of action, damages, liabilities (including, without limitation, strict or absolute liability in tort or imposed by statute), charges, costs, or expenses (including, without limitation, reasonable counsel fees), incurred in connection with or arising out of any loss or damage to property or injury or death to a person or persons, that may be occasioned by any cause whatsoever pertaining to the Leased Property during the Lease Term (other than the grossly negligent or intentional acts of Lessor, its agents, employees, licensees and invitees)., The defense and indemnities provided in this Paragraph 16 shall apply whether or not the loss, claim, cause of action, damage, liability, charge, cost or expense is based upon the breach of a statutory duty or obligation or any theory or rule of comparative liability, subject to any specific prohibition relating to the scope of indemnities imposed by statutory law (and except to the extent that Lessor shall be liable as provided above). If any action or proceeding is brought against Lessor which is or may be subject to Lessee's obligation to indemnify Lessor as set forth under this Paragraph 16, Lessee shall, upon notice from Lessor, defend that claim at Lessee's expense using attorneys and other counsel satisfactory to Lessor. Any loss, liability, damage, claim or cause of action arising by reason of contamination of the Leased Property by a hazardous substance shall be subject to the indemnification provisions of Paragraph 23, and shall not be subject to the indemnification provisions of this Paragraph 16.

     17. Surrender Upon Termination. Upon expiration of the Lease Term, or upon earlier termination of the lease for any reason, Lessee promptly and peaceably shall remove any of Lessee's equipment and property (and shall repair any damage caused by that removal), and shall surrender the Leased Property in good condition. Depreciation and wear and tear from ordinary use permitted under this Agreement need not be restored by Lessee. All repairs for which Lessee is responsible shall be completed prior to the surrender of the Leased Property. If Lessee remains in occupancy of the Leased Property after termination of the Lease Term, then Lessor shall have the option to treat Lessee as a tenant from month-to-month, subject to all of the provisions of this Agreement except the provisions for rental amounts, term, and renewal, and in that event Lessee shall be obligated to pay monthly rent to Lessor at a rate equal to the monthly rental amount in effect as of the last month of the Lease Term. Acceptance by Lessor of rent subsequent to termination of the Lease Term shall not result in a renewal of the lease and shall not constitute a waiver of Lessor's right to re-enter the Leased Property, remove Lessee or exercise any other rights available to Lessor under this Agreement or provided by law. If Lessee fails to surrender the Leased Property in accordance herewith upon termination of the Lease Term, Lessee shall indemnify and hold Lessor harmless from all losses and liabilities, including but not limited to any claims made by any succeeding tenant, which result from or are based upon Lessee's failure to so surrender the Leased Property.

     18. Good Title. Lessor warrants that it has good right to leased the Leased Property and will defend Lessee's right to quiet enjoyment of the Leased Property against the lawful claims of all persons during the Lease Term.

     19. Limitation On Assignment Or Sublease By Lessee. Lessee shall have the right to assign all of its rights and obligations under this Agreement to Lithia Motors, Inc. or any subsidiary of Lithia Motors, Inc. Except as provided in the preceding sentence, Lessee shall not voluntarily or by operation of law assign this Lease or sublease any portion of the Leased Property, or enter into any license agreement, franchise agreement, or concession agreement with respect to the Leased property, or mortgage, hypothecate or otherwise encumber all or any portion of Lessee's interest in this Agreement or in the Leased Property, or in any other manner permit the occupation of or shared possession of all or any portion of the Leased Property, without obtaining in each instance the written consent of Lessor, which consent may not be unreasonably withheld by Lessor. The sale of greater than 50% of the stock of Lessee (or of Lithia Motors, Inc. or any subsidiary of Lithia Motors, Inc. to whom this Lease is assigned under the first sentence of this Paragraph 19) shall constitute an assignment of this Lease subject to the provisions of this Paragraph 19. Consent by Lessor in any one instance shall not constitute a waiver or consent to any subsequent instance. Unless otherwise agreed by Lessor, the consent by Lessor to any assignment, sublease, or encumbrance shall not relieve or otherwise affect the continuing primary liability of Lessee under this Agreement, and Lessee shall not be released from performing any of the terms, covenants and conditions of this Agreement. If, during the Lease Term, Lessee shall receive from any sublessee of all or a portion of the Leased Property an amount which exceeds the regular monthly rental amount as determined under Paragraph 4, then Lessee shall, in addition to the payment of that regular monthly rental amount, pay to Lessor 50% of such excess received for each remaining month of the Lease Term, less any amounts which Lessee shall incur in collecting such rentals (including, without limitation, attorney's fees).

     20. Landlord's Lien. Lessee hereby grants to Lessor a lien upon the improvements, trade fixtures and furnishings of Lessee to secure full and faithful performance of all of the terms of this Agreement.

     21. Lessee's Default. The following shall be the "events of default" under this Agreement, and the terms "event of default" or "default" shall mean, whenever used in this Agreement, any one or more of the following events: (i) the failure by Lessee to pay or cause to be paid the full amount of any rent or other charge specified in this Agreement, within three (3) days after the date when due, subject to the notice requirement set forth in subparagraph 21(b);
(ii) the insolvency of Lessee, an assignment by Lessee for the benefit of creditors, the filing by Lessee of a voluntary petition of bankruptcy, an adjudication that Lessee is bankrupt, the appointment of a receiver for the properties of Lessee, the filing of an involuntary petition of bankruptcy and the failure of Lessee to secure dismissal of the petition within thirty (30) days after filing, or the attachment of or levying of execution upon Lessee's leasehold interest and the failure of Lessee to secure discharge of the attachment or release of the levy or execution within ten (10) days; (iii) any abandonment of the Leased Property by Lessee (which shall include any absence of Lessee from the Leased Property for a period of five (5) or more continuous days); or (iv) the failure by Lessee to comply with any term or condition, or fulfill any obligation of this Agreement (other than the payment of rent or other charge) within thirty (30) days after written notice by Lessor specifying the nature of the default with reasonable particularity and requesting that the default be remedies; if the default is of such a nature that it cannot be completely remedies within the 30-day period, this provision shall be complied with if Lessee begins correction of the default within the thirty-day period and thereafter proceeds with reasonable diligence and good faith to affect the remedy as soon as possible.

          (a) In the event of any default by Lessee, then Lessor shall have the right either to terminate Lessee's right to possession of the Leased Property, by giving notice of termination to Lessee, and thereby terminate this Lease, or to have this Lease continue in full force and effect with Lessee at all times having the right to possession of the Leased Property.

               (i) If Lessor elects to have this Lease continue in full force and effect, Lessee shall remain liable to perform all of its obligations under this Lease, and Lessor may enforce all of Lessor's rights and remedies, including the right to recover rent when it falls due, specifically intending to mean that Lessor has the remedy described in Section 1951.4 of the California Civil Code, as such section reads as of the date of this Lease. If Lessee abandons the Leased Property or fails to maintain and protect the same as herein provided, Lessor shall have the right (A) to do all things necessary or appropriate to maintain, preserve and protect the Leased Property, including, without limitation, the installation of keepers or guards or the appointment of a receiver, and (B) to relet the Leased Property as the agent of Lessee and for Lessee's account and to do all things appropriate for such reletting. In the event of such reletting, rent received by Lessor shall be credited to Lessee's account. None of the foregoing acts shall be deemed to terminate Lessee's right of possession, and Lessee agrees to reimburse Lessor on demand for all amounts reasonably expended by Lessor in connection with the foregoing acts, together with interest on all amounts expended by Lessor from time to time at the maximum legal rate. Notwithstanding any such election to have this Lease remain in full force and effect, Lessor may at any time thereafter elect to terminate Lessee's right to possession of the Leased Property and thereby terminate this Lease for any previous breach or default hereunder by Lessee which remains uncured or for any subsequent breach of default.

               (ii) If Lessor gives notice of election to terminate Lessee's possession of the Leased Property, Lessor shall be entitled to recover from Lessee the amounts specified in paragraphs (a)(1), (a)(2), and (a)(4) of Section 1951.2 of the California Civil Code, as such section reads as of the date of this Lease, together with interest on said amounts at the maximum legal rate from the dates they were due, computed as of the date the award, together with the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss for the same period that Lessee proves should be reasonably avoided, in accordance with paragraph (a)(3) of Section 1951.2 of the California Civil Code.

               (iii) No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein, or now or hereafter existing at law or in equity or by statute.

               (iv) In addition to the above remedies upon default, upon 10 days' prior written notice to Lessee by Lessor, Lessor may cure any default by Lessee and, if necessary, may enter upon the Leased Property for such purpose, and in such event the cost thereof with interest shall be deemed additional rent payable by Lessee to Lessor and shall become immediately due and payable.

               (v) In the event of any default by Lessor under this Lease, Lessee may sue for damages or injunctive or other equitable relief, but Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or to withhold, reduce or offset any rent or other payment payable by Lessee under this Lease, on account of Lessor's default.

          (b) Before declaring any default in the making of any payment required under this Agreement, Lessor shall provide to Lessee, by United States certified mail and ordinary first class mail addressed to Lessee, a written notice specifying that there has been a default in the making of a required payment, and Lessee shall have three (3) business days from the date of mailing that notice in which to pay the delinquent amount and prevent a default hereunder.

     22. Time of Essence. Time is of the essence in the performance of all obligations of Lessor and/or Lessee under this Agreement.

     23. Lessee's Responsibility For Contamination By Hazardous Substances

          (a) Lessee shall at all times during the Lease Term use, sell, store, transport, dispose of and treat Hazardous Materials (as defined in Paragraph 1(e) of this Agreement) in strict accordance with all applicable federal, state and local laws and regulations (collectively referred to in this Paragraph 23 as the "Laws"). If, during the Lease Term and prior to completion by Lessee of the obligations imposed under Paragraph 17, there occurs upon the Leased Property any release, spill, leak or discharge of hazardous materials which is in violation of any of the Laws and is caused by any activity or activities of Lessee on or with respect to the Leased Property, then Lessee shall be obligated to cause and complete the repair, cleanup, detoxification and/or decontamination of the Leased Property (or any improvements thereon) and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith, all as required by the Laws.

          (b) Lessee shall indemnify, defend, protect and hold harmless Lessor and each of Lessor's partners, employees, agents, successors and assigns (collectively referred to in this Paragraph 23 as "Lessor"), from and against any and all criminal and civil claims and causes of action (including but not limited to claims resulting from, or causes of action incurred in connection with, the death of or injury to any person, or damage to any property), liabilities (including but not limited to liabilities arising by reason of actions taken by any governmental agency), penalties, forfeitures, prosecutions, losses and expenses (including reasonable attorney fees) which directly or indirectly arise from or are caused by the use, sale, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous
Materials to, in, on, under, about or from the Leased Property or any improvements located thereon during the Lease Term. Lessee's obligations under this subparagraph 23(b) shall include, but not be limited to, the obligation to bear the expense of any and all costs, whether foreseeable or unforeseeable, of any necessary (as required by the Laws) repair, cleanup, detoxification or decontamination of all or any portion of the Leased Property (or any improvements located thereon), and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith.

          (c) Notwithstanding any other provision of this Agreement, the obligations of Lessee pursuant to this Paragraph 23 shall remain in full force and effect after the termination of the Lease Term and until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Lessee is liable hereunder shall have been accomplished.

          (d) For purposes of subparagraph 23(a), any acts or omissions of or by any one or more employees, agents, assignees, sublessees, franchisees, licensees, permitees, customers, contractors, successors-in-interest or other persons permitted by Lessee to have access to the property (other than Lessor or Lessor's agents) or acting for or on behalf of Lessee (whether or not the actions of such persons are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

          (e) If any claim, demand, action or proceeding is brought against Lessor which is or may be subject to Lessee's obligation to indemnify Lessor as set forth under this Paragraph 23, Lessor shall provide to Lessee immediate notice of that claim, demand, action or proceeding, and Lessee thereafter shall defend Lessor at Lessee's expense using attorneys and other counsel selected by Lessee and reasonably acceptable to Lessor.

      24.   Expenses.   Each  of  the  parties  shall  pay  its  own  expenses
incidental to the preparation and consummation of this Agreement, including but not limited to the attorney fees and expenses.

      25. Notices. Any notice required or permitted under this Agreement shall be deemed to have been duly given when actually delivered or when deposited in the United States mail, certified and return receipt requested, postage prepaid, addressed to such addresses as may be specified from time to time by the parties in writing.

      26. Lessor's Option To Purchase. At any time during the Option Period (as defined in subparagraph 25(a)), Lessee shall have the option to purchase the Leased Property from Lessor, under the terms and conditions set forth in this Paragraph 26.

            (a) Definitions. For purposes of this Paragraph 26, "Closing" shall refer to the consummation of the purchase and sale of the Leased Property pursuant to this Paragraph 26, and "Closing Date" shall refer to the actual date of Closing. "Option Period" shall mean and refer to the period beginning on the Initial Lease Date and ending on December 31, 2002.

            (b) Option may be Exercised Only during Option Period. Lessee shall have no right to exercise the purchase option granted under this Paragraph 26 after the last day of the Option Period. If Lessee exercises the purchase option granted under this Paragraph 26 on or before the last day of the Option Period, then Lessee shall have the right to close the purchase of the Leased Property at any time during the period beginning six (6) months and ending nine (9) months after the date of the notice exercising the option (even if that closing does not occur during the Option Period).

            (c) Notice of Exercise. If Lessee wishes to exercise the right and option to purchase the Leased Property from Lessor pursuant to this Paragraph 26, Lessee shall be required to deliver to Lessor a written notice specifying: (i) Lessee's desire to exercise its right and option to purchase the Leased Property pursuant to this Paragraph 26, and (ii) the proposed closing date for the purchase (which closing date shall be not less than 6 months and not more than 9 months after the date of the written notice exercising the option). Lessee shall be deemed to have exercised the option to purchase the Leased Property pursuant to this Paragraph 26 when the written notice referred to in the preceding sentence is delivered to Lessor. If Lessee exercises the option to purchase the Leased Property from Lessor as provided in this Paragraph 26, and if the purchase and sale of the Leased Property subsequently closes in accordance with this Paragraph 26, then Lessee shall be obligated to pay rent with respect to the Leased Property through the date of closing of the purchase and sale.

            (d) Lessor's Obligation to Sell. If Lessee exercises the option to purchase the Leased Property from Lessor as provided in this Paragraph 26, and if Lessee tenders to Lessor (on or before the proposed closing date) full payment of the Leased Property as provided in this Paragraph 26, then Lessor shall be obligated to sell and deliver to Lessee good and marketable title to the Leased Property, free and clear of all liens and encumbrances not accepted by Lessee as provided in subparagraph 26(f).

            (e) Purchase Price and Payment. If Lessee exercises the option to purchase the Leased Property pursuant to this Paragraph 26, the price for the Leased Property shall be Four Million Eight Hundred Thousand And 00/100 Dollars ($4,800,000.00). The $4,800,000.00 purchase price shall be payable by Lessee at the closing of the purchase by cashier's check drawn against a bank of Lessee's choice having offices located in Kern County, California, or by any other method acceptable to Lessor.

            (f) Title Report. Promptly after the Date of this Agreement, Lessor shall furnish to Lessee a preliminary title report with respect to the Leased Property. A copy of that preliminary title report shall be attached to this Agreement as Exhibit "C". Lessee shall have ten (10) days after receipt of the preliminary title report within which to examine that report and notify Lessor of any objection(s) to any one or more of the exceptions set forth on the preliminary title report. If Lessee does not notify Lessor in writing, within that ten (10) day period, of Lessee's disapproval of any one or more of the exceptions set forth on the preliminary title report, then that exception (or those exceptions) shall be deemed to have been accepted and approved by Lessee. If Lessee provides written notification to Lessor, within that ten (10) day period, of Lessee's disapproval of any exception set forth in the preliminary title report, then Lessor shall be obligated to remove the disapproved exception prior to Closing. At Closing, Lessor shall furnish to Lessee, at Lessor's expense, a C.L.T.A. policy of title insurance (or an A.L.T.A. policy of title insurance if Lessee is willing to pay the excess of the cost of an A.L.T.A. policy over the cost of a C.L.T.A. policy) in the full amount of the purchase price ($4,800,000.00), showing title to the Leased Property to be good and marketable, subject only to the usual endorsements and exceptions contained in such policies and the specific additional exceptions accepted by Lessee as provided in the preceding sentences of this subparagraph (f).

                  (1) If Lessee does not elect to purchase the Leased Property pursuant to this Paragraph 26, then Lessor shall be obligated to pay all title insurance cancellation fees.

                  (2) If Lessor is unable at Closing to provide good and marketable title to the Leased Property as provided in this subparagraph (f), then (in addition to any and all other remedies which may be available to Lessee at law or in equity by reason of that breach) the provisions of subparagraphs 4(b) through 4(h) relating to a CPI indexed increase in the rental amount payable under this Agreement shall be void and of no effect, and the monthly rent payable by Lessee for each and every month throughout the entire Lease Term shall be the Base Rental Amount. If, subsequent to the date of Closing, Lessor is able to cure any title defects and provide good and marketable title to the Leased Property as provided in this subparagraph
(f), then the provisions of the preceding sentence shall be void and of no effect from and after the date when said defect(s) is/are cured.

            (g) Closing Escrow. If Lessee elects to purchase the Leased Property pursuant to this Paragraph 26, the parties agree to establish a closing escrow account at Capital City Escrow, Inc., in Sacramento, California (the "Closing Escrow Agent"). Lessee shall pay for the insurance premiums and documentary transfer taxes, and Lessee and Lessor each shall pay one-half (1/2) of all other closing costs and escrow fees. Lessee and Lessor agree to execute whatever reasonable escrow instructions may be required by Closing Escrow Agent in connection with the consummation of the purchase of the Leased Property pursuant to this Paragraph 26. In the event of any conflict between those escrow instructions and this Agreement, the terms of this Agreement shall prevail, and nothing contained in the escrow instructions shall be deemed to change or modify the terms, provisions or conditions of this Agreement unless the parties expressly so state in writing.

            (h) Closing. If Lessee elects to purchase the Leased Property pursuant to this Paragraph 26, then:

                  (1) The parties agree to close the purchase and sale hereunder at the offices of the Closing Escrow Agent, or at such other location as shall be selected by mutual agreement of the parties.

                  (2) Actual possession of the Leased Property, and all risk of loss, damage or destruction with respect to all or any portion of the Leased Property, is passing to Lessee under the terms of this Lease.

                  (3) At Closing, Lessor shall deliver to Lessee a grant deed which conveys the Leased Property free and clear of all encumbrances, except those encumbrances identified in the preliminary title report which have been accepted and approved by Lessee pursuant to subparagraph 26(f), fully executed by Lessor and naming Lessee as the grantee.

                  (4) Real property taxes, personal property taxes, operating expenses, rental income, prepaid rents and deposits, and other income and expenses with respect to the Leased Property shall be the responsibility of Lessee.

                  (5) If Closing does not take place on or before the Final Closing Date because of Lessor's failure or refusal to convey to Lessee good title to the Leased Property, then Lessee shall be entitled to: (i) the remedy specified in subparagraph 26(f)(2), and (ii) any and all other rights and remedies for that breach which may be provided at law or in equity.

                  (6) Lessee shall have the right at Closing to convey and assign its rights and obligations with respect to the purchase of the Leased Property pursuant to this Paragraph 26 to Lithia Motors, Inc. or any subsidiary of Lithia Motors, Inc.

                  (7) Prior to Closing, Lessor shall furnish to Lessee any and all documentation required under Section 1445 of the Internal Code, including but not limited to a "Certificate of Non-Foreign Status". If Lessor fails to furnish Lessee a Certificate of Non-Foreign Status, Lessee shall be authorized to withhold and deduct from the purchase price any and all amounts which are required to be withheld under IRC S1445, and to transfer those sums to the Internal Revenue Service in accordance with the provisions of IRC S1445. Lessor also shall furnish to Lessee a duly completed and executed Form 590 in compliance with California Revenue and Taxation Code SS18805 and 26131.

                  (8) Each party shall pay its own attorney fees incurred in connection with the Closing of the purchase and sale of the Leased Property.

                  (9) Lessee will cooperate with Lessor (at no cost to Lessor) in enabling Lessor to complete a tax-free exchange of the Leased Property under IRC Section 1031.

                  (10) Any material default under this Lease must be cured by Lessee prior to Closing.

          (i) No Brokerage Commissions. Lessee and Lessor each warrants to the other party that no brokerage commissions will be payable in connection with the purchase and sale of the Leased Property in accordance with Paragraph 26.

     27. Lessee's Right To Terminate Obligation to Lease. Lessee shall have the right, at any time prior to the Initial Lease Date, to rescind Lessee's obligation to lease the Leased Property under this Agreement if Lessee is dissatisfied for any reason with either of the following matters: (i) any studies or tests concerning the presence or possible presence on the Leased Property of Hazardous Materials, and Lessee's determination as to the possible financial impact on Lessee of any Hazardous Materials which are present on the Leased Property; or (ii) the results of any examinations or inspections completed by Lessee with respect to the Leased Property. Lessee shall be responsible for the cost of all Hazardous Materials tests, reports, surveys, studies, inspections and examinations conducted by Lessee pursuant to this Paragraph 27. Lessor shall cooperate with Lessee in allowing Lessee and Lessee's agents to fully inspect and examine the Leased Property for the presence of Hazardous Materials Notwithstanding Lessee's right to inspect the Leased Property for the presence of Hazardous Materials pursuant to this Paragraph 27, Lessee is relying on, and Lessor agrees that Lessee has the right to rely on the representations, warranties and agreements made by Lessor in Paragraph 9. All inspections performed by Lessee pursuant to this Paragraph 27 shall be subject to Lessee's indemnification obligations to Lessor as set forth in Paragraph 16, and Lessee shall return the Leased Property to its original condition upon the completion of any tests or inspections performed pursuant to this Paragraph 27.

     28. Additional Conditions Precedent To Lessee's Obligations. In addition of all other conditions to Lessee's obligation to close which are set forth in this Agreement, the obligation of Lessee to lease the Leased Property from Lessor pursuant to this Agreement is subject to the fulfillment, prior to the Initial Lease Date, of each of the following conditions, each of which is for the benefit of Lessee and may be waived by Lessee:

          (a) Lessee shall have obtained from Nissan Motor Corporation in USA and BMW of North American, Inc. prior to the Initial Lease Date, exclusive franchises to sell new Nissan and BMW vehicles in Bakersfield, California (as evidenced by the issuance to Lessee of appropriate Dealership Sales and Service Agreements, and the approval of Lessee as the publicly owned Dealer-Operator of the franchises); and

          (b) Lessee shall be reasonably satisfied with any facility improvement requirements which are imposed by Nissan Motor Corporation in USA and BMW of North America, Inc. in connection with the issuance to Lessee of franchises to sell new Nissan and BMW vehicles in Bakersfield, California; and

          (c) The purchase of business assets of Nissan - BMW of Bakersfield, Inc. by Lessee shall be closed on or before the Initial Lease Date; and

          (d) Lessee shall be reasonably satisfied that there have been no material changes in the condition of the Leased Property between the Date of this Agreement and the Initial Lease Date; and

          (e) Lessee shall be reasonably satisfied that all of Lessor's agreements, representations and warranties set forth in this Agreement shall be true, correct, complete and not misleading as of the date of Initial Lease Date; provided, however, that Lessee's decision to close this transaction shall not excuse or release Lessor from liability to Lessee for any representation or warranty which is subsequently determined to be incorrect, incomplete or misleading.

      29.    Attornment And Subordination.

          (a) Lessee shall execute, without further consideration, any and all instruments desired by Lessor (or Lessor's mortgagee) subordinating this Agreement in the manner requested by Lessor to the lien of any mortgage and/or deed of trust or other encumbrance which may now or hereafter affect the Leased Property, together with all renewals, modifications, consolidations, replacements or extensions thereof; provided, however, that any lienor or encumbrancer relying on such subordination of such additional agreements will covenant with Lessee that Lessee's leasehold interests hereunder shall remain in full force and effect, and that Lessee shall not be disturbed in the event of sale, foreclosure or other action so long as Lessee is not in default hereunder. Lessor is irrevocably appointed and authorized as agent and attorney-in-fact of Lessee to execute all subordination instruments in the event Lessee fails to execute said instruments within fifteen (15) days after notice from Lessor demanding the execution thereof.

          (b) If Lessor's interest is transferred to and owned by any lender as a result of a foreclosure or other proceeding brought by the lender in lieu of or pursuant to a foreclosure or in any other manner, and if the lender thereby succeeds to the interest of Lessor hereunder, then Lessee shall be bound to the lender under all of the terms, covenants and conditions hereof for the balance of the remaining Lease Term, with the same force and effect as if the lender was the original Lessor hereunder. Lessee hereby attorns to any such lender, with the attornment to be effective and self-operative immediately upon the lender succeeding to the interest of Lessor, and without the necessity of the execution of any further instrument. If a lender shall succeed to the interest of Lessor, the lender shall not be liable for any act or omission of Lessor, and shall not be subject to any offsets or defenses which Lessee might assert against Lessor.

     30. Estoppel Certificates. Within ten (10) days after request by Lessor, Lessee shall execute and deliver to Lessor and estoppel certificate in such form as Lessor may reasonably request, or as a prospective purchaser or encumbrancer of the Leased Property may reasonably request, relating to the then current status of the Lease and stating any claims, offsets or defenses asserted by Lessee with respect to the Lease. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Leased Property. If Lessee fails to deliver a requested estoppel certificate within ten (10) days after Lessor's written request therefor, then Lessee shall be deemed conclusively to have agreed that: (i) this Agreement is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance under this Agreement,
(iii) not more than one monthly installment of the rental due under this Agreement has been paid in advance, and (iv) any terms or conditions of an estoppel certificate required by a prospective purchaser or encumbrances of the Leased Property are satisfied and agreed to by Lessee. Any failure by Lessee to deliver an estoppel statement (showing any exceptions to any of the statements of fact required thereby) shall be material breach of this Agreement.

     31. Corporate Authority. Lessee's board of directors and shareholders have authorized the execution and delivery of this Agreement to Lessor and the carrying out of its provisions. This Agreement will not conflict with Seller's bylaws.

     32. Miscellaneous.

          (a) No Waiver of Performance. The failure of any party at any time to require performance of any provision hereof shall in no way affect that party's right to enforce the same provision or any other provision at any subsequent time. The consent or approval of either party to any act by the other party of a nature requiring consent or approval should not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act. All rights and remedies provided under this Agreement are cumulative to one another and to all other rights and remedies under applicable law or in equity, and no exercise of any one right or remedy shall in any manner operate to prejudice or impair any other right or remedy provided at law or in equity.

          (b) Entire Agreement. This Agreement sets forth the entire, final and complete agreement of the parties, and supersedes, replaces and integrates all of the prior written and oral agreements of the parties. Any modifications, amendments or supplements to this Agreement shall be executed in writing and signed by all of the parties. Multiple copies of this Agreement may be executed by the parties, each of which shall be deemed to be an original when signed by all of the parties. The captions set forth in this Agreement are for reference purposes only, and shall not be considered in construing the meaning of the terms and conditions of this Agreement. Subject to the provisions of Paragraph 19, this Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, representatives and assigns of the parties. The documents identified or referenced in this Agreement are all of the agreements respecting the proposed sale or transfer, and there are no other oral or written side agreements affecting the transaction. True copies of all documents identified or referenced in this Agreement are attached hereto.

          (c) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of California. Any legal proceedings relating to this Agreement shall be filed in the appropriate court in Kern County, California, and the parties hereby irrevocably submit to the jurisdiction of the Municipal or Superior Court of Kern County, California.

          (d) Severability. If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then that determination shall not affect any other provisions of this Agreement, and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Agreement is capable of two constructions, only one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

          (e) Attorney Fees in Event Of Dispute. If action is instituted to enforce any term of this Agreement, the prevailing party shall recover from the losing party reasonable attorney fees incurred in that action as set by the appellate courts.

     30. Memorandum To Be Recorded. Simultaneously with the execution of this Agreement the parties shall execute a Memorandum evidencing the execution of this Agreement for purposes of recordation in Kern County, California, which Memorandum shall be recordable by Lessee on or after the Initial Lease Date.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement on the respective dates indicated below.

LESSEE:  LITHIA REAL ESTATE, INC.

By:   /s/ Lithia
      Authorized Agent
      Date 10-2-97

LESSOR:  ELOY C. RENFROW

By    /s/ Eloy C. Renfrow
      Eloy C. Renfrow
      Date 10-2-97

     EXHIBIT "B" TO REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

                  Between ELOY C. RENFROW, as "Lessor", and

                     LITHIA REAL ESTATE, INC., as Lessee

          COPY OF AGREEMENT FOR PURCHASE AND SALE OF BUSINESS ASSETS

                     [See ____ page(s) attached hereto.]

                             DISCLOSURE STATEMENT

Lessor hereby notifies Lessee that the Leased Property has the following defects, which constitute all of the Leased Property defects which are known to Lessor.

1.

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